Exhibit 23.8

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion of, our reserve report and oil, natural gas and NGL reserves estimates and forecasts of economics of Sitio Royalties Corp. as of December 31, 2024, included in or made part of this Registration Statement on Form S-3 of Viper Energy, Inc., Viper Energy Partners LLC and New Cobra Pubco Inc., including any amendments thereto (the “Registration Statement”). We also hereby consent to the references to our firm contained in the Registration Statement, including in the prospectus under the heading “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ J. Zane Meekins
J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas

July 9, 2025